Exhibit 99.1

Contact:
Susan Spivak Bernstein
Senior Vice President, Investor Relations
212.607.8835

Argo Group Reports 2017 First Quarter Net Income of $36.7 Million or $1.19 per Diluted Share

HAMILTON, Bermuda (May 3, 2017) – Argo Group International Holdings, Ltd. (NASDAQ: AGII) today announced financial results for the three months ended March 31, 2017.

2017 First Quarter Recap

Gross Written Premiums $598.6M ↑ 15.2% from 1Q 2016	Combined Ratio 99.1% vs. 94.0% in 1Q 2016	Net Investment Income $30.5M ↑ 43.9% from 1Q 2016	Net Income Per Diluted Share $1.19 ↑ 33.7% from 1Q 2016	Book Value Per Share $60.84 ↑ 1.9% from 4Q 2016

“First quarter 2017 net income per share grew 33.7% to $1.19 per share benefiting from strong results in our investment portfolio, our U.S. Operations, and within our International Segment, the inclusion of Ariel Re,” said Argo Group CEO Mark E. Watson III. “Despite challenges in the Lloyd’s market and pre-announced charges related to claims for Hurricane Matthew and the Ogden rate change, our book value per share grew 8.4% from March 31, 2016.”

HIGHLIGHTS FOR THE FIRST QUARTER ENDED MARCH 31, 2017

•
Gross written premiums were up 15.2% to $598.6 million from $519.8 million in the first quarter of 2016.  In the U.S. Operations, gross written premiums were up 16.5% to $335.0 million from $287.6 million.  In the International Operations gross written premiums grew 13.5% to $263.6 million from $232.2 million.  Excluding Ariel Re, which closed in February 2017, overall gross written premiums were up 9.3% in the first quarter comparison.

•	Net income was $36.7 million or $1.19 per diluted share, compared to $27.7 million or $0.89 per diluted share for the first quarter of 2016.

•
Adjusted operating income (1) was $21.9 million or $0.71 per diluted share, compared to $29.9 million or $0.96 per diluted share for the first quarter of 2016.  The current quarter included $16.5 million or $0.43 per diluted share in pre-announced non-recurring charges and claims from fourth quarter 2016 catastrophe events.

•	Pre-tax underwriting income (1) was $3.3 million, compared to $20.7 million in the first quarter of 2016.

(1) Refer to Non-GAAP Financial Measures below.

•
The loss ratio for the first quarter of 2017 was 58.6% compared to 55.5% for the first quarter of 2016.  The loss ratio excluding catastrophes and reserve development for the first quarter of 2017 was 56.4%, compared to 55.5% for the first quarter of 2016.

•
Estimated pre-tax catastrophe losses for the first quarter of 2017 were $1.8 million or 0.4 points on the combined ratio, compared to $3.3 million or 0.9 points on the combined ratio for the first quarter of 2016.

•
As previously reported, the quarter was impacted by approximately $10.0 million from the combination of the Ogden rate change, and claims from Hurricane Matthew.  As a result net unfavorable prior-year reserve development in the quarter was $6.8 million or 1.8 points on the combined ratio, compared to net favorable prior-year reserve development of $3.2 million or 0.9 points on the combined ratio for the first quarter of 2016.

•
Excluding previously announced non-recurring charges related to the Ariel Re transaction and information technology transition costs, the expense ratio was 38.8% for the first quarter of 2017, compared to 38.5% for the first quarter of 2016.

•	Net Investment Income was $30.5 million, compared to $21.2 million for the 2016 first quarter.

•	Book value per share increased to $60.84, up 1.9% from $59.73 at Dec. 31, 2016.

•	Cash and investments at March 31, 2017 totaled approximately $4.8 billion with a net pre-tax unrealized gain of approximately $130.9 million.

Notes

•	All per share amounts are adjusted for the 10% stock dividend paid on June 15, 2016, to stockholders of record on June 1, 2016.

•
All references to catastrophe losses are pre-tax and net of reinsurance and estimated reinstatement premiums. Point impacts on the combined ratio are calculated as the difference between the reported combined ratio and the combined ratio excluding incurred catastrophe losses and associated reinstatement premiums.

FINANCIAL HIGHLIGHTS BY SEGMENT
U.S. Operations

U.S. Operations includes the former Excess & Surplus Lines and Commercial Specialty reportable segments.

•	First quarter 2017 gross written premiums growth of 16.5% was driven by all four of our major businesses which include Property, Liability, Professional, and Specialty lines.

•	The loss ratio for the 2017 quarter was 55.6% compared to 55.9% for the 2016 quarter.

•	The loss ratio excluding catastrophe losses and reserve development was 57.6%, compared to 56.2% in the 2016 first quarter.

Gross written premiums were $335.0 million in the 2017 first quarter, up $47.4 million from $287.6 million for 2016 first quarter.  Net written premiums were $217.0 million versus $189.4 million in the 2016 first quarter.  Earned premiums were $221.2 million versus $206.6 million for the 2016 first quarter.

For the 2017 first quarter, U.S. Operations reported underwriting income of $20.8 million, compared to underwriting income of $24.2 million for the 2016 first quarter.  The 2017 first quarter combined ratio of 90.6% compares to 88.3% for the prior-year quarter.

For the 2017 first quarter, net favorable prior-year reserve development was $5.2 million or 2.4 points on the combined ratio, compared to net favorable prior-year reserve development of $2.9 million benefiting the combined ratio by 1.4 points for the 2016 first quarter.  Catastrophe losses for the 2017 first quarter were $0.8 million or 0.4 points on the combined ratio, compared to catastrophe losses of $2.3 million or 1.1 points for the 2016 first quarter.  The loss ratio for the 2017 first quarter, excluding catastrophe losses and reserve development, was 57.6%, compared to 56.2% in the 2016 first quarter.

International Operations

International Operations includes the former Syndicate 1200 and International Specialty reportable segments, and the recently acquired Ariel Re businesses. The Ariel Re transaction closed on February 6, 2017, therefore, Ariel Re results are included in the consolidated International Operations results since that date.

•	First quarter 2017 gross written premiums growth was driven primarily by Ariel Re. Excluding Ariel Re gross written premiums was up approximately 0.5%.

•	The current quarter loss ratio was 61.3% compared to 54.0% in the 2016 quarter primarily driven by pre-announced losses from the Ogden rate change and claims from Hurricane Matthew.

•	The loss ratio for the 2017 first quarter, excluding catastrophe losses and reserve development, was 54.7%, compared to 54.5% in the 2016 first quarter.

The segment reported gross written premiums of $263.6 million in the 2017 first quarter, up 13.5% or $31.4 million from $232.2 million for the 2016 first quarter.  Net written premiums were $126.4 million, up 10.9% from $114.0 million in the 2016 first quarter.  Earned premiums were up 14.4% to $158.2 million from $138.3 million for the 2016 first quarter.

For the 2017 first quarter, International Operations reported underwriting income of $3.6 million, compared to underwriting income of $11.8 million for the 2016 first quarter.  The 2017 first quarter combined ratio of 97.7% compares to 91.5% for the 2016 first quarter.

For the 2017 first quarter, net unfavorable prior-year reserve development was $9.6 million or 6.0 points on the combined ratio due to the previously announced losses related to claims from Hurricane Matthew of $4.9 million and an estimated impact of $4.5 million to incorporate the recent change in the UK Ogden discount rate. This compares to net favorable prior-year reserve development of $1.7 million that benefited the combined ratio by 1.3 points for the 2016 first quarter.  The loss ratio for the 2017 first quarter, excluding catastrophe losses and reserve development, was 54.7%, compared to 54.5% in the 2016 first quarter.

CONFERENCE CALL

Argo Group management will conduct an investor conference call starting at 10 a.m. EDT (11 a.m. ADT) on Thursday, May 4, 2017.  A live webcast of the conference call can be accessed by visiting http://services.choruscall.com/links/agii170504.html.  Participants in the U.S. can access the call by dialing (877) 291-5203.  Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610.  Please ask the operator to be connected to the Argo Group earnings call.

A webcast replay will be available shortly after the live conference call and can be accessed at http://services.choruscall.com/links/agii170504.html.  A telephone replay of the conference call will be available through May 11, 2017, to callers in the U.S. by dialing (877) 344-7529 (conference # 10105588).  Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference # 10105588).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NASDAQ: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in two primary segments: U.S. Operations and International Operations, focusing on four primary lines of business: property, liability, professional and specialty. Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release may include forward-looking statements, both with respect to Argo Group and its industry, that reflect our current views with respect to future events and financial performance. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Argo Group's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) our ability to implement our business strategy; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of Ariel Re and other businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.

In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management’s best estimate is based on our then current state of knowledge including explicit and implicit assumptions relating to the pattern of claim development, the expected ultimate settlement amount, inflation and dependencies between lines of business. Our internal capital model is used to consider the distribution for reserving risk around this best estimate and predict the potential range of outcomes. However, due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that Argo Group’s ultimate losses will remain within the stated amount.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Argo Group on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Argo Group will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Argo Group or its business or operations. Except as required by law, Argo Group undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

NON-GAAP FINANCIAL MEASURES

In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premiums earned less underwriting expenses and claims incurred).  Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.  The Company presents Underwriting income as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Adjusted operating income" is an internal performance measure used in the management of the Company's operations and represents after-tax (at an assumed effective tax rate of 20%) operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items from the calculation of adjusted operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of managements’ control. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing adjusted operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Adjusted operating income should not be viewed as a substitute for U.S. GAAP net income. "

"Annualized return on average shareholders’ equity" ("ROAE") is calculated using average shareholders' equity. In calculating ROAE, the net income available to shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to shareholders. The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

"Annualized adjusted operating return on average shareholders' equity" is calculated using adjusted operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity.  The assumed tax rate is 20%.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEET
(in millions, except per share amounts)

	March 31,	December 31,
	2017	2016
	(unaudited)
Assets
Total investments	$4,565.6	$4,324.3
Cash	190.7	86.0
Accrued investment income	21.8	20.7
Receivables	2,084.7	1,849.4
Goodwill and intangible assets	259.3	219.9
Deferred acquisition costs, net	155.1	139.1
Ceded unearned premiums	438.6	302.8
Other assets	303.7	262.8
Total assets	$8,019.5	$7,205.0

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,580.3	$3,350.8
Unearned premiums	1,130.4	970.0
Ceded reinsurance payable, net	611.6	466.6
Senior unsecured fixed rate notes	139.5	139.5
Other indebtedness	180.3	55.4
Junior subordinated debentures	256.3	172.7
Other liabilities	286.5	257.3
Total liabilities	6,184.9	5,412.3

Total shareholders' equity	1,834.6	1,792.7
Total liabilities and shareholders' equity	$8,019.5	$7,205.0

Book value per common share	$60.84	$59.73

- more -

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
	(unaudited)

Gross written premiums	$598.6	$519.8
Net written premiums	343.4	303.4

Earned premiums	379.4	344.9
Net investment income	30.5	21.2
Fee and other income	3.6	6.8
Net realized investment and other gains (losses)	14.6	(2.8)
Total revenue	428.1	370.1

Losses and loss adjustment expenses	222.5	191.6
Underwriting, acquisition and insurance expenses	153.6	132.6
Interest expense	5.9	4.8
Fee and other expense, net	4.1	6.5
Foreign currency exchange (gains) losses	(0.7)	1.5
Total expenses	385.4	337.0

Income before taxes	42.7	33.1
Income tax provision	6.0	5.4
Net income	$36.7	$27.7

Net income per common share (basic)	$1.22	$0.91

Net income per common share (diluted)	$1.19	$0.89

Weighted average common shares:
Basic	30.0	30.5
Diluted	30.9	31.1

- more -

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)

	For Three Months Ended
	March 31,	March 31,
	2017	2016

U.S. OPERATIONS
Gross written premiums	$335.0	$287.6
Net written premiums	217.0	189.4
Earned premiums	221.2	206.6

Underwriting income	20.8	24.2
Net investment income	19.9	13.8
Interest expense	(2.7)	(2.2)
Fee expense, net	(0.8)	(0.9)
Net income before taxes	$37.2	$34.9

Loss ratio	55.6%	55.9%
Expense ratio	35.0%	32.4%
GAAP combined ratio	90.6%	88.3%

INTERNATIONAL OPERATIONS
Gross written premiums	$263.6	$232.2
Net written premiums	126.4	114.0
Earned premiums	158.2	138.3

Underwriting income	3.6	11.8
Net investment income	6.6	6.1
Interest expense	(2.0)	(1.3)
Fee income, net	0.1	1.1
Net income before taxes	$8.3	$17.7

Loss ratio	61.3%	54.0%
Expense ratio	36.4%	37.5%
GAAP combined ratio	97.7%	91.5%

-more-

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
(in millions)
(unaudited)

Net Prior Year Development	For the Three Months Ended
(Favorable)/Unfavorable	March 31,
	2017		2016
		(unaudited)

U.S. Operations	$(5.2)	(a)	$(2.9)
International Operations	9.6		(1.7)
Run-off Lines	2.4		1.4
Total	$6.8		$(3.2)

(a) Includes $4.9 million in development for Hurricane Matthew and $4.5 million for the Ogden rate change in the UK.

- more -

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING INCOME TO NET INCOME
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2017	2016

Net Income	$36.7	$27.7
Add (deduct):
Income tax provision	6.0	5.4
Net investment income	(30.5)	(21.2)
Net realized investment and other (gains) losses	(14.6)	2.8
Fee and other income	(3.6)	(6.8)
Interest expense	5.9	4.8
Fee and other expense	4.1	6.5
Foreign currency exchange (gains) losses	(0.7)	1.5
Underwriting income	$3.3	$20.7

- more -

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF ADJUSTED OPERATING INCOME TO NET INCOME
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2017	2016

Net income, as reported	$36.7	$27.7
Provision for income taxes	6.0	5.4
Net income, before taxes	42.7	33.1
Add (deduct):
Net realized investment and other (gains) losses	(14.6)	2.8
Foreign currency exchange (gains) losses	(0.7)	1.5
Adjusted operating income before taxes	27.4	37.4
Provision for income taxes, at assumed rate (a)	5.5	7.5
Adjusted operating income	$21.9	$29.9

Adjusted operating income per common share (diluted)	$0.71	$0.96

Weighted average common shares, diluted	30.9	31.1

(a) At assumed tax rate of 20%.

- more -

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF SEGMENT INCOME TO NET INCOME
(in millions)
(unaudited)

	For the Three Months Ended
	March 31,
	2017	2016

Segment income (loss) before income taxes
U.S. Operations	37.2	34.9
International Operations	8.3	17.7
Run-off Lines	(2.5)	(1.4)
Corporate and Other	(15.6)	(13.8)
Realized investment and other gains (losses)	14.6	(2.8)
Foreign currency exchange gains (losses)	0.7	(1.5)
Net income before income taxes	42.7	33.1
Provision for taxes	6.0	5.4
Net income	$36.7	$27.7

- more -

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)

	Three Months Ended
	March 31,
	2017	2016

U.S. Operations
Loss ratio	55.6%	55.9%
Prior accident year loss development	2.4%	1.4%
Catastrophe losses	-0.4%	-1.1%
Current accident year ex-cats loss ratio	57.6%	56.2%

International Operations
Loss ratio	61.3%	54.0%
Prior accident year loss development	-6.0%	1.3%
Catastrophe losses	-0.6%	-0.8%
Current accident year ex-cats loss ratio	54.7%	54.5%

Consolidated
Loss ratio	58.6%	55.5%
Prior accident year loss development	-1.8%	0.9%
Catastrophe losses	-0.4%	-0.9%
Current accident year ex-cats loss ratio	56.4%	55.5%

- more -

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF EXPENSE RATIO
(in millions)
(unaudited)

	For the three months ended March 31, 2017
	As reported	Adjustments		As adjusted

Earned premiums	$379.4	$-		$379.4
Underwriting, insurance and acquisition expenses	153.6	6.5	(a)	147.1

Expense ratio	40.5%			38.8%

(a) Includes one-time costs relating to the acquisition of Ariel Re ($2.5 million) and the transition of certain IT functions to a third party service provider  ($4.0 million.)

-more-

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
GROSS WRITTEN PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)
(unaudited)

U.S. Operations	Three months ended			Three months ended
	March 31, 2017			March 31, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$55.9	$15.0	$29.0	$43.7	$19.1	$33.5
Liability	218.0	154.7	145.8	193.9	135.7	140.8
Professional	33.1	26.2	26.2	29.5	17.3	17.6
Specialty	28.0	21.1	20.2	20.5	17.3	14.7
Total	$335.0	$217.0	$221.2	$287.6	$189.4	$206.6

International Operations	Three months ended			Three months ended
	March 31, 2017			March 31, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$92.8	$34.0	$60.6	$97.0	$42.1	$51.7
Liability	32.0	17.2	18.6	36.3	20.5	21.3
Professional	36.2	20.5	23.9	31.7	17.6	23.5
Specialty	102.6	54.7	55.1	67.2	33.8	41.8
Total	$263.6	$126.4	$158.2	$232.2	$114.0	$138.3

Consolidated	Three months ended			Three months ended
	March 31, 2017			March 31, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$148.7	$49.0	$89.6	$140.7	$61.2	$85.2
Liability	250.0	171.9	164.4	230.2	156.2	162.1
Professional	69.3	46.7	50.1	61.2	34.9	41.1
Specialty	130.6	75.8	75.3	87.7	51.1	56.5
Total	$598.6	$343.4	$379.4	$519.8	$303.4	$344.9

-more-

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME
ALL SEGMENTS
(in millions)
(unaudited)

	Three Months Ended
	March 31	March 31
	2017	2016

Net investment income, excluding alternatives	$22.2	$22.7
Alternative investments	8.3	(1.5)
Total net investment income	$30.5	$21.2

- more -

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions)
(unaudited)

	For the Three Months Ended March 31,
	2017	2016	% Change

Net income	$36.7	$27.7	32.5%
Adjusted operating income (a)	21.9	29.9	(26.8%)

Shareholders' Equity - Beginning of the period	$1,792.7	$1,668.1	7.5%
Shareholders' Equity - End of current period	1,834.6	1,705.4	7.6%
Average Shareholders' Equity	$1,813.7	$1,686.8	7.5%

Annualized return on average shareholders' equity	8.1%	6.6%
Annualized adjusted operating return on average shareholders' equity	4.8%	7.1%

(a) at assumed 20% tax rate

# # #